UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2007

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2000 W. Sam Houston
Pkwy. S., Suite 1700
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 267-7600
Former Name or Former Address, if Changed Since Last Report:

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On July 6, 2007, Bristow Group Inc. (the “Company”) posted to the Investor Relations page of its website a corrected version of the growth update (the “Growth Update”) reported in Bristow’s Current Report on Form 8-K dated July 6, 2007 (the “Original Filing”). A schedule attached to the Growth Update as furnished with the Original Filing erroneously reported two quarters during which Bristow expects delivery of four large aircraft for its Eastern Hemisphere division. This amendment is filed solely to correct such information. A corrected copy of the Growth Update is furnished as Exhibit 99.1 hereto.
The Growth Update reports that, pro forma for the issuance in June 2007 of $300 million aggregate principal amount of 7 1/2% senior notes due 2017, Bristow’s capital structure as of March 31, 2007 resulted in approximately 45% adjusted leverage. Adjusted leverage is a non-GAAP financial measure consisting of Bristow’s debt plus its GE aircraft leases and U.K. unfunded pension obligations, divided by Bristow’s book capitalization. Bristow’s management believes that disclosure of this measure provides useful information because it provides greater transparency with respect to Bristow’s payment obligations. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
Information on Bristow’s website is not incorporated by reference in this Form 8-K. The information in this Form 8-K and the attached exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933 or the Exchange Act unless Bristow expressly states that such information is to be considered “filed” under the Exchange Act or incorporates it by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit Number	Description of Exhibit

99.1	Growth Update dated July 6, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 10, 2007

BRISTOW GROUP INC. (Registrant)
By:	/s/ Randall A. Stafford
Randall A. Stafford
Vice President and General Counsel, Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Growth Update dated July 6, 2007.